Exhibit 4.9

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 21, 2012, among BPI HOLDINGS INTERNATIONAL, INC., a Delaware corporation (the “New Subsidiary Guarantor”), AFFINIA GROUP INC. (or its successor), a corporation organized under the laws of the State of Delaware (the “Issuer”), the several other guarantors party thereto (the “Existing Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger to Wilmington Trust FSB), a national banking association, as trustee (the “Trustee”) and as noteholder collateral agent (the “Noteholder Collateral Agent”) under the indenture referred to below.

RECITALS

WHEREAS the Issuer, the Trustee, the Noteholder Collateral Agent and the Exiting Guarantors party thereto have heretofore executed an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of August 13, 2009, providing for the issuance of the Issuer’s 10.75% Senior Secured Notes due 2016 (the “Notes”);

WHEREAS Section 4.11 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Issuer, the Exiting Guarantors, the Trustee and the Noteholder Collateral Agent are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained and intending to be legally bound, the New Subsidiary Guarantor, the Issuer, the Exiting Guarantors, the Trustee and the Noteholder Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holder” in this Guarantee shall refer to the term “Holder” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement To Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all Existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 12.01 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BPI HOLDINGS INTERNATIONAL, INC.

By:	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

AFFINIA GROUP INC.

By:	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Senior Vice President and Chief Financial Officer

AFFINIA INTERNATIONAL INC.

By:	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

AFFINIA ACQUISITION LLC

By:	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

AFFINIA INDIA LLC

By:	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

[Signature page to the Supplemental Indenture to 2009 Indenture]

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

By	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Senior Vice President and Chief Financial Officer

AFFINIA INTERNATIONAL HOLDINGS CORP.

By	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

AFFINIA CANADA GP CORP.

By	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

AFFINIA PRODUCTS CORP LLC

By	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

WIX FILTRATION CORP LLC

By	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

[Signature page to the Supplemental Indenture to 2009 Indenture]

AUTOMOTIVE BRAKE COMPANY INC.

By	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

BRAKE PARTS INC LLC

By	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

[Signature page to the Supplemental Indenture to 2009 Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Noteholder Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature page to the Supplemental Indenture to 2009 Indenture]